Exhibit 5.1

[ARTHUR COX LLP LETTERHEAD]

Our Reference: SM116/007

14 September 2023

STRICTLY PRIVATE AND CONFIDENTIAL

SMX (Security Matters) Public Limited Company

Mespil Business Centre

Mespil House

Sussex Road

Dublin 4

Ireland

Re: SMX (Security Matters) Public Limited Company (formerly known as Empatan Public Limited Company)

To whom it may concern,

1.	BASIS OF OPINION

1.1	We are acting as Irish legal counsel to SMX (Security Matters) Public Limited Company, a public company limited by shares incorporated under the laws of Ireland under company registration number 722009 (the “Company”), in connection with the resale of ordinary shares of the Company, $0.0022 par value per share (the “Ordinary Shares”) pursuant to the SEPA (as defined at paragraph 1.2 below). We refer to the registration statement on Form F-1 (File No. 333-274378) filed by the Company on September 6, 2023 with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), as amended from time to time (the “Registration Statement”, and the transactions contemplated therein, the “Transaction”).

1.2	We refer in particular to the resale, from time to time of up to 1,406,853 Ordinary Shares (the “Shares”), by YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”). The Ordinary Shares included in the prospectus which forms a part of the Registration Statement (the “Prospectus”) may be issued and sold to Yorkville, from time to time after the date of the Prospectus, pursuant to a Reciprocal Standby Equity Purchase Agreement we entered into with Yorkville on February 23, 2023 and became effective on March 7, 2023 (the “SEPA”), in which Yorkville has committed to purchase from the Company up to $25,000,000 of Ordinary Shares, subject to the terms and conditions specified in the SEPA.

1.3	We have been requested to provide this Opinion to the U.S. Securities and Exchange Commission.

1.4	This Opinion is solely for the benefit of the addressee of this Opinion in each case in connection with the Transaction only, and not for any other purpose. This Opinion shall be used solely for the benefit of the addressee and may not be relied upon, used, transmitted, referred to, quoted from, circulated, copied, filed with any governmental agency or authority, disseminated or disclosed by or to any other person or entity for any purpose(s) without our prior written consent, save that this Opinion may be disclosed by the addressee to its respective officers, employees, auditors and professional advisors and to its affiliates and any officers, employees, auditors and professional advisors of such affiliates, in each case on a “need to know” basis to the extent necessary for those individuals or affiliates in performing their duties and to the extent required by law, regulation or any governmental or regulatory authority or in connection with actual or threatened legal proceedings relating to the Transaction.

1.5	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as it affects any jurisdiction other than Ireland. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Transaction.

1.6	In giving this Opinion, we have examined copies of the documents referred to in Schedule 1 (the “Documents”) sent to us by email in pdf or other electronic format.

1.7	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter;

(b)	the Transaction; and

(c)	the searches listed at paragraph 1.9 below.

We express no opinion and make no representation or warranty as to any matter of fact or in respect of any documents which may exist in relation to the Transaction other than in respect of the Documents.

1.8	For the purpose of giving this Opinion, we have examined plain photocopies, copies certified to our satisfaction or documents sent to us by email in pdf format of the Documents.

1.9	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on or about the date hereof (the “Searches”):

(a)	on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the Irish High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the Irish High Court for any petitions filed in the last two years.

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1.10	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise the addressee of this Opinion of any change in law or change in interpretation of law which may occur after the date of this Opinion.

1.11	No opinion is expressed as to the taxation consequences of the Transaction or the transactions contemplated thereby.

1.12	No assumption or qualification in this Opinion limits any other assumption or qualification herein. Headings to paragraphs or subparagraphs of this Opinion are for convenience only and do not affect the construction or interpretation hereof.

2.	OPINION

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public limited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to effect the Transaction;

2.2	the Shares, when issued by the Company in accordance with the terms of the Registration Statement and the SEPA (the “Issuance Event”), will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof;

2.3	on the occurrence of the Issuance Event, the Shares will be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares); and

2.4	subject to the foregoing and the qualifications and limitations set forth in the Registration Statement, the discussion of the Irish tax consequences described in the Registration Statement under the heading “Certain Material Irish Tax Considerations To Non-Irish Holders”, to the extent that it describes Irish tax laws or legal conclusions with respect thereto, is an accurate summary of the tax consequences described therein in all material respects and such statements constitute our opinion.

3.	ASSUMPTIONS

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement

3.1	that the Registration Statement remains effective under the Securities Act and that the Company complies with the statements set out therein;

3.2	that there shall be no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will effect the Transaction in good faith, for its legitimate and bona fide business purposes;

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Authenticity and Bona Fides

3.3	regarding the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete or draft Documents have been submitted to us that the original executed versions of such Documents are identical to the last draft of the Documents submitted to us;

3.4	that the copies produced to us of minutes of meetings and/or resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.5	that the representations contained in the certificate of a director of the Company dated on or around the date hereof (the “Corporate Certificate”) are correct as to questions of fact;

3.6	that there is, at the relevant time of the Transaction, no matter affecting the authority of the directors to effect the Transaction, not disclosed by the Constitution or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

Constitution and Resolutions

3.7	that the Constitution is the current constitution of the Company and that there are no other terms governing the Transaction other than those set out in the Constitution and the Documents (as applicable);

3.8	that all director and shareholder resolutions required to authorise the Transaction have been validly passed prior to the Transaction, and shall not have been revoked, rescinded or amended;

Accuracy of Searches and Warranties

3.9	regarding the accuracy and completeness of the information disclosed in the searches referred to in section 1.9 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.10	regarding the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

Yours faithfully

/S/ Arthur Cox LLP

ARTHUR COX

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SCHEDULE 1

DOCUMENTS EXAMINED

1.	The Registration Statement and the documents incorporated by reference therein.

2.	The constitution of the Company, as at the date of this Opinion.

3.	The Corporate Certificate.

4.	Certificate of Incorporation of the Company on registration as a public limited company dated 1 July 2022.

5.	Certificate of Incorporation on Change of Name of the Company dated 17 February 2023.

6.	Written Resolutions of the Board of Directors of the Company approving the Transaction passed on or prior to the date hereof.

7.	Resolutions of the Members of the Company approving the Transaction passed on or prior to the date hereof.

8.	The Searches.

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